AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000
                                                      REGISTRATION NO. 333-44948
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                             AMENDMENT NO. 1 TO THE

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                       INTERNATIONAL FAST FOOD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                ----------------

            FLORIDA                      5812                     65-0302338
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                               -------------------


                                                    MITCHELL RUBINSON
                                               CHAIRMAN OF THE BOARD AND CEO
1000 LINCOLN ROAD, SUITE 200                INTERNATIONAL FAST FOOD CORPORATION
 MIAMI BEACH, FLORIDA 33139                     1000 LINCOLN ROAD, SUITE 200
       (305) 531-5800                            MIAMI BEACH, FLORIDA 33139
 (Address and telephone number                       (305) 531-5800
of principal executive offices             (Name, address and telephone number
and principal place of business)                 of agent for service)

                                ----------------

                          COPIES OF COMMUNICATIONS TO:

                              PAUL BERKOWITZ, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 579-0500
                            FACSIMILE: (305) 579-0717

                                ----------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE
================================ ============== ================= ======================== ================
                                                 PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF     AMOUNT TO BE     OFFERING PRICE      PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE REGISTERED   REGISTERED       PER SECURITY   AGGREGATE OFFERING PRICE REGISTRATION FEE
-------------------------------- -------------- ----------------- ------------------------ ----------------
Common Stock, $.01 par value(1).   46,145,038        $0.24(2)          $11,144,508(3)           $2,942.15
-------------------------------- -------------- ----------------- ------------------------ ----------------
Series B Convertible Preferred
  Stock, $.01 par value.........      158,134        $100(4)           $15,813,400              $4,174.74
================================ ============== ================= ======================== ================

(1) Reflects shares of common stock issuable upon conversion of 158,134 shares of Series B Convertible Preferred Stock, common stock issuable on conversion of our 11% Convertible Senior Subordinated Discount Notes and shares being sold by selling shareholders.
(2) Estimated solely for purposes of calculating the registration fee under Rule 457(c) based on the last reported trade as published by the NASD OTC Bulletin Board (the "OTC BB") on August 25, 2000, which was $0.24.
(3) Pursuant to Rule 457(i), does not include the shares of common stock which would be acquired upon the conversion of shares of Series B Convertible Preferred Stock being registered hereunder.
(4) Estimated solely for purposes of calculating the registration fee under Rule 457 based on the liquidation value per share of Series B Convertible Preferred Stock.

                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent not prohibited by law, including indemnification against liability under the Securities Act. The Company has also entered into indemnification agreements with some directors and executive officers wherein it has agreed to indemnify them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company, other than underwriting commissions and discounts, and are as follows:

     Securities and Exchange Commission registration fee......      $    7,117
     Legal fees and expenses..................................      $   35,000
     Accounting fees and expenses.............................      $   20,000
     Printing.................................................      $   10,000
     Miscellaneous............................................      $    2,883
     Total....................................................      $   75,000



ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         In June, 2000, the Company issued 273,455 shares of common stock in payment of $98,955 of dividends on the Series A Preferred Stock. Such sales was exempt from the registration requirement under the Act.

ITEM 27.          EXHIBITS.

(a)      Exhibits:

EXHIBIT                 DESCRIPTION
-------                 -----------

3.1 Articles of Incorporation, as amended (Incorporated by reference to the Exhibit 3.1 filed with the Form 10-KSB for the year December 31, 1994)

3.2 Bylaws (Incorporated by reference to the Exhibit 3.2 filed with the Registration Statement on Form S-1 (File No. 33-46784))

3.3      Amendment to Amended and Restated Articles of Incorporation

4.1      Specimen Common Stock Certificate (Incorporated by reference to the
         Exhibit 3.3 filed with the Registration Satement on Form S-1 (File No. 33-46784))

4.3 Form of Indenture relating to 9% Convertible Subordinated Debentures Due 2007 (including form of Debenture) (Incorporated by reference to the Exhibit 4.3 filed with our Registration Statement on Form S-1 (File No. 33-55284))

4.5 Warrant Agreement, dated January 14, 1994, between IFFC and Continental Stock Transfer & Trust Company, including form of Warrants (Incorporated by reference to Exhibit 4.5 of the same number filed with the Form 10-KSB for the year ended December 31, 1993)

4.6 Unit Certificate (Incorporated by reference to Exhibit 4.6 of the same number filed with the Form 10-KSB for the year ended December 31, 1993)

4.7 Series A 6% Convertible Preferred Stock Certificates (Incorporated by reference to Exhibit 4.7 filed with the Form 10-KSB for the year ended December 31, 1994)

10.1* 1993 Stock Option Plan (Incorporated by reference to the Exhibit 10.4 filed with our Registration Statement on Form S-1 (File No. 33-46784))

10.2*    1993 Directors Stock Option Plan (Incorporated by reference to the
         Exhibit 10.5 filed with our Registration Statement on Form S-1 (File No. 33-46784))

10.3 Product Distribution Agreement, dated September 21, 1994, between IFFC and Logistic and Distribution Systems Sp.zo.o (Incorporated by reference to the Exhibit 10.2 filed with the Form 10-QSB for the quarter ended March 31, 1995)

10.4* Form of Indemnification Agreement between IFFC and each of IFFC's Directors and Executive Officers (Incorporated by reference to the Exhibit 10.9 filed with our Registration Statementon Form S-1 (File No. 33-46784))

10.5 Agreement to Assign Litigation Proceeds, dates as of January 25, 1996, among IFFC, IFFP and Funding, with exhibirs including the Escrow Indemnity Agreement among IFFC, IFFP, Funding and Escrow Agent (Incorporated by reference to the Exhibit 10.1 filed the Form 8-K dated January 30, 1996)

10.6 Amendment, dated August 31, 1995, to credit facility, dated January 28, 1993, between IFFP and AmerBank (Incorporated by reference the Exhibit
         10.11 filed with the Form 10-KSB for the year ended December 31, 1995)

10.7 Credit Facility, dated February 1, 1996, between IFFP and AmerBank (Incorporated by reference the Exhibit 10.20 fild with the Form 10-KSB for the year ended December 31, 1995)

10.8 Credit Facility, dated February 12, 1993, between IFFC and AmeriBank in Poland S.A. (Incorporated by reference to Exhibit 10.23 filed with the Form 10-KSB for the fiscal year ended December 31, 1992)

10.9 Credit Facility, dated January 28, 1993, between IFFC and AmerBank in Poland S.A. (Incorporated by reference to Exhibit 10.24 filed with the Form 10-KSB for the fiscal year ended December 31, 1992)

10.10* Stock Option Agreement, dated as of May 21, 1992, between IFFC and Mitchell Rubinson (Incorporated by reference to Exhibit 10.39 of the same number filed with the Form 10-KSB for the year ended December 31,
         1993)

10.11* Stock Option Agreement, dated as of February 1, 1993, between IFFC and Mitchell Rubinson (Incorporated by reference to Exhibit 10.41 of the same number filed with the Form 10-KSB for the year ended December 31,
         1993)

10.12 Management Agreement, dated January 1, 1995, between IFFC and IFFP (Incorporated by reference to Exhibit 10.46 filed with the Form 10-KSB for the year ended December 31, 1994)

10.13 Credit Facility, dated February 23, 1994, between IFFC and American Bank in Poland, S.A. (Incorporated by reference to Exhibit 10.49 filed with the Form 10-KSB for the year ended December 31, 1994)

10.14 Restaurant Development Agreement dated March 14, 1997 between IFFC and BKS (Incorporated by reference to Exhibit 99.1 filed with the Form 8-K dated March 14, 1997)

10.15 Franchise Agreement dated March 14, 1997 between IFFC and BKC (Incorporated by reference to Exhibit 99.2 filed with the Form 8-K dated March 14, 1997)

10.16 Amendment to Agreement to Assign Litigation Proceeds, dated as of July 3, 1996, among IFFC, IFFP and Litigation Funding (Incorporated by reference to Exhibit 10.1 filed with the Form 8-K dated July 3, 1996)

10.17 Agreement to Assign Litigation Proceeds, dated as of September 11, 1996, among IFFC and IFFP (14)

10.18 Promissory Note dated March 11, 1997 by International Fast Food Corporation to Litigation Funding, Inc. (Incorporated by reference to
         Exhibit 10.1 filed with the Form 10-QSB for the quarter ended dated March 31, 1997)

10.19 Second Amendment to Agreement to Assign Litigation Proceeds dated March 13, 1997 between International Fast Food Corporation, International Fast Food Polska Sp.zo.o and Litigation Funding, Inc. (Incorporated by reference to Exhibit 10.2 filed with the Form 10-QSB for the quarter ended dated March 31, 1997)

10.20 Agreement dated May 9, 1997, between Litigation Funding, Inc., International Fast Food Corporation and International Fast Food Polska Sp.zo.o. (Incorporated by reference to Exhibit 10.3 filed with the Form 10-QSB for the quarter ended March 31, 1997)

10.21    Indenture dated November 5, 1997 (Incorporated by reference to Exhibit
         10.01 filed with the Form 10-QSB for the quarter ended September 30,
         1997)

10.22 Securities Purchase Agreement dated November 5,1997 (Incorporated by reference to Exhibit 10.02 filed with the Form 10-QSB for the quarter ended September 30, 1997)

10.23 Registration Rights Agreement dated November 5, 1997 (Incorporated by reference to Exhibit 10.03 filed with the Form 10-QSB for the quarter ended September 30, 1997)

10.24 Voting and Disposition Agreement dated November 5, 1997 (Incorporated by reference to Exhibit 10.04 filed with the Form 10-QSB for the quarter ended September 30, 1997)

10.25 Amendment to Restaurant Development Agreement dated as of February 24, 1999 by and among Burger King Corporation and IFFC (Incorporated by reference to Exhibit 10.75 filed with the Form 10-KSB for the year ended December 31, 1998)

10.26 Reimbursement Agreement dated as of February 24, 1999 by and among IFFC, IFFP and Burger King Corporation (Incorporated by reference to
         Exhibit 10.76 filed with the Form 10-KSB for the year ended December 31, 1998)

10.27 Agreement for the Transfer of Title to Shares By Way of Security dated as of February 24, 1999 by and between IFFC, IFFP and Burger King Corporation (Incorporated by reference to Exhibit 10.77 filed with the Form 10-KSB for the year ended December 31, 1998)

10.28 General Release dated as of February 24, 1999 by and among Burger King Corporation, IFFC, IFFP and Mitchell Rubinson (Incorporated by reference to Exhibit 10.78 filed with the Form 10-KSB for the year ended December 31, 1998)

10.29 Purchase Agreement dated as of February 24, 1999 by and among IFFC, IFFP, Mitchell Rubinson and Burger King Corporation (Incorporated by reference to Exhibit 10.79 filed with the Form 10-KSB for the year ended December 31, 1998)

10.30 Credit Agreement dated February 24, 1999, as amended, between IFFP and Citibank (Poland) S.A. (Incorporated by reference to Exhibit 10.80 filed with the Form 10-KSB for the year ended December 31, 1998)

10.31 Addendum dated March 17, 1999, by and among Burger King Corporation, IFFC, IFFP and Mitchell Rubinson (Incorporated by reference to Exhibit
         10.81 filed with the Form 10-KSB for the year ended December 31, 1998)

10.32 Letter Agreement dated March 18, 1999 between IFFC and Host Marriott Services Corporation (Incorporated by reference to Exhibit 10.82 filed with the Form 10-KSB for the year ended December 31, 1998)

10.33* Employment Agreement dated October 4, 1999 between IFFC and James F. Martin (Incorporated by reference to Exhibit 10.1 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.34 Amendment to Restaurant Development Agreement dated as of October 21, 1999 by and among Burger King Corporation, IFFC and IFFP (Incorporated by reference to Exhibit 10.2 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.35 Amended and Restated Reimbursement Agreement dated as of October 21, 1999 by and among IFFC, IFFP and Burger King (Incorporated by reference to Exhibit 10.3 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.36 Amended and Restated Agreement for the Transfer of Title to Shares by way of security dated as of October 21, 1999 by and between IFFC, IFFP and Burger King Corporation (Incorporated by reference to Exhibit 10.4 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.37 General Release dated as of October 21, 1999 by and among Burger King Corporation, IFFC, IFFP and Mitchell Rubinson (Incorporated by reference to Exhibit 10.5 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.38 Amended and Restated Purchase Agreement dated as of October 21, 1999 by and among IFFC, Mitchell Rubinson, IFFP and Burger King Corporation (Incorporated by reference to Exhibit 10.6 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.39 Guarantee of Future Advances Agreement dated as of October 21, 1999 by and among IFFC, Mitchell Rubinson, IFFP and Burger King Corporation (Incorporated by reference to Exhibit 10.7 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.40 Deferred Payment Agreement dated as of October 21, 1999 by and among IFFC, IFFP and Burger King Corporation (Incorporated by reference to
         Exhibit 10.8 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.41 Warrant to Subscribe for and purchase 4,000,000 shares of Common Stock issued to Burger King Corporation (Incorporated by reference to Exhibit
         10.9 filed with the Form 10-QSB for the quarter ended September 30,
         1999)

10.42 Guaranty dated as of October 21, 1999 by and between Mitchell Rubinson and Burger King Corporation (Incorporated by reference to Exhibit 10.10 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.43 Security and Pledge Agreement dated as of October 21, 1999 by and between Mitchell Rubinson and Burger King Corporation (Incorporated by reference to Exhibit 10.11 filed with the Form 10-QSB for the quarter ended September 30, 1999)

10.44 Reimbursement and Fee Agreement dated as of October 14, 1999 by and among IFFC and Mitchell Rubinson (Incorporated by reference to Exhibit
         10.12 filed with the Form 10-QSB for the quarter ended September 30,
         1999)

10.45* Employment Agreement dated January 1, 2000 between IFFC and Mitchell Rubinson

14.1 Trademark Protection Certificate No. 74441; Trademark [logo] Burger King; Owner: BKC (Incorporated by reference to Exhibit 14.1 filed with the Form 10-KSB for the year ended December 31, 1994)

14.2     Trademark Protection Certificate No. 74442; Trademark [word] Whopper;
         Owner: BKC (Incorporated by reference to Exhibit 14.2 filed with the Form 10-KSB for the year ended December 31, 1994)

14.3 Trademark Protection Certificate No. 74443; Trademark [words] Burger King; Owner: KC (Incorporated by reference to Exhibit 14.3 filed with the Form 10-KSB for the year ended December 31, 1994)

21.1     Subsidiaries of IFFC

23.2     Consent of Independent Accountants








ITEM 28.          UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act.

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be initial bona fide offering; and

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on September 8, 2000.

                                     INTERNATIONAL FAST FOOD CORPORATION


                                     By:  /S/ MITCHELL RUBINSON
                                        ---------------------------------------
                                        Mitchell Rubinson,
                                        Chairman of the Board,  Chief Executive
                                        Officer,  President,  Chief
                                        Operating Officer and Chief Financial
                                        Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Rubinson and Larry H. Schatz, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

  SIGNATURES                TITLE(S)                                   DATE

/S/ MITCHELL RUBINSON      Chairman of the Board,              September 8, 2000
-----------------------    Chief Executive
Mitchell Rubinson           Officer, President, Chief Operating
                            Officer and Chief Financial Officer

/S/ LARRY H. SCHATZ         Director                           September 8, 2000
-----------------------
Larry H. Schatz


                                      II-3